UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 29, 2024

ANKAM, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	333-255392 (File Number)	61-1900749 (I.R.S. Employer Identification Number)

Bakur Kalichava

5348 Vegas Drive, Las Vegas, NV, 89108

+995-599420389

mainoffice@ankam.net

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: Not applicable.

Title of each class	Trading Symbol	Name of each exchange on which registered

Item 1.01 Entry into a Material Definitive Agreement.

On July 29, 2024, Ankam, Inc. (the "Company") and Maksym Hordieiev, the holder of the Convertible Promissory Note (the "Holder") signed a Supplementary Agreement regarding the repayment of the outstanding debt of $138,040.

Item 3.02 Unregistered Sales of Equity Securities.

On July 29, 2024 (the "Effective Date"), the Company approved the issuance of shares of its common stock to the Holder in exchange for the repayment of $138,040 of outstanding debt. This decision was made in accordance with the terms of the Convertible Promissory Note dated January 3, 2024, and the Supplement to Promissory Note dated January 9, 2024. The conversion price for the shares is set at $0.60 per share, resulting in the issuance of 230,067 shares of common stock to the Holder.

The shares are being issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended. The shares of common stock have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 9.01 Exhibits

Not applicable.

 SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: July 31, 2024	ANKAM, INC.

	By:	/s/	Bakur Kalichava
		Name:	Bakur Kalichava
		Title:	President, Director, Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary